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                                                                   EXHIBIT 10.53

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                 |
                                       |        Jointly Administered
BORDEN CHEMICALS AND                   |        Case No. 01-1268 (PJW)
PLASTICS OPERATING LIMITED             |
PARTNERSHIP, a Delaware limited        |
partnership, et al.,                   |
             -- --                     |
                                       |        Chapter 11
                    Debtors.           |

                  ORDER (A) APPROVING ASSET PURCHASE AGREEMENT;
           (B) AUTHORIZING SALE OF ILLIOPOLIS ASSETS FREE AND CLEAR OF
           LIENS, CLAIMS AND ENCUMBRANCES; (C) AUTHORIZING ASSUMPTION
           AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
        RELATED THERETO; AND (D) GRANTING RELATED RELIEF (DOCKET NO. 615)
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     This matter coming before the Court on the Motion of Debtors and Debtors in
Possession for (I) an Order Approving Certain Bid Procedures and (II) a Separate Order (A) Approving Asset Purchase Agreement; (B) Authorizing Sale of Illiopolis Assets Free and Clear of Liens, Claims and Encumbrances; (C) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases Related Thereto; and (E) Granting Related Relief (D.I. #615) (the "Sale & Procedures Motion"), filed by the above-captioned debtors and debtors in possession (collectively, the "Debtors); the Court having (a) reviewed the Sale &
Procedures Motion, the underlying Asset Purchase Agreement, (as may reasonably be amended, the "Agreement")/1/ dated March 4, 2002 by and among the Debtors and Formosa Plastics Corporation, Delaware (the "Acquiror"), a copy of which is attached to the Sale & Procedures Motion as Exhibit A, and all pleadings and other filed documents relating thereto and (b) heard


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     /1/  Capitalized terms not defined herein have the meanings ascribed to them in the Sale & Procedures Motion or in the Agreement.

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the statements of counsel regarding certain relief requested in the Sale &
Procedures Motion at a hearing before the Court (the "Sale Hearing");

     NOW THEREFORE, the Court makes the following findings of fact and conclusions of law:/2/

     FOUND that the Court has jurisdiction over this matter pursuant to 28 J.S.C. (S) 157 and 1334;

     FOUND that this is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(I);

     FOUND that on March 13, 2002, this Court signed its Illiopolis Bid Procedures Order (i) setting the date for the Illiopolis Assets Sale Hearing;
(ii) approving minimum initial and incremental overbid amounts, the Breakup Fee and the Expense Reimbursement; (iii) setting a date by which a Qualified Bid must be submitted; (iv) setting procedures for, if necessary, the Illiopolis Assets Auction; and (v) providing other related relief;

     FOUND that service of, notice of and opportunity to be heard on the Sale & Procedures Motion, the Sale Hearing and all transactions proposed under the Agreement was sufficient and adequate under the circumstances.

     FOUND that the Debtors' sale of the Illiopolis Assets pursuant to the Agreement, free and clear of any and all claims, causes of action, liens, encumbrances, charges, interests, security interests, assignments, chattel mortgages, pledges or other similar security interests, or any mortgages, deeds of trust, federal, state or local tax liens, any obligations of payment by Debtors or equitable remedies against Debtors, of any kind or nature whatsoever, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal,


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     /2/  This Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any findings of fact shall

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equitable, secured or unsecured (collectively, but excluding Permitted Liens as defined in the Agreement and set forth in Schedule 4.4 to the Agreement, "Property Interests"), is allowable under section 363 of the Bankruptcy Code, is a sound exercise of the Debtors' business judgment and is in the best interests of the Debtors' estates;

     FOUND that the Assumed Contracts constitute an integral part of the Illiopolis Assets and the Debtors' assumption and assignment of the Assumed Contracts (including, to the extent they become Assumed Contracts pursuant to the Agreement, the Confidential Contracts) is allowable under section 365 of the Bankruptcy Code, is supported by sufficient assurance of the Acquiror's ability to satisfy the requirements of section 365(b)(l) of the Bankruptcy Code, is made with any and all defaults having been cured or to be cured according to the Agreement, is inextricably intertwined with the sale of the other Illiopolis Assets, is a sound exercise of the Debtors' business judgment and is in the best interests of the Debtors' estates;

     FOUND that the Debtors' disclosure of the terms and provisions of, and any extradocumentary information concerning, the Confidential Contracts, under the limited terms described in the Agreement and Sale Motion, is essential to the sale of the Illiopolis Assets, subject to the conditions set forth herein;

     FOUND, that Debtors and Acquiror are, and at all times relevant hereto have been, unrelated parties, and Acquiror and its principals neither are nor have been insiders of Debtors or any of them. Debtors and Acquiror negotiated and executed the Agreement at arms length, and without collusion, and the offer was made in good faith and Acquiror is a good faith purchaser of the Illiopolis Assets entitled to the protections of 11 U.S.C. section 363(m). Neither the Debtors nor Acquiror have engaged in any conduct that would cause or permit the


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constitute a conclusion of law even if it is stated as a conclusion of law, and any conclusion of

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Agreement to be voided under 11 U.S.C. 363(m). Acquiror is paying fair value for the assets, rights and properties to be transferred and is not a successor in interest to any of Debtors for any legal or equitable purpose with respect to any claims on account of their consummation of the Agreement as and to the extent set forth therein;

     FOUND that the Debtors, during the pendency of the Chapter 11 Cases, adequately marketed the Illiopolis Assets which are the subject of the Agreement and that the Agreement constitutes the highest and best offer for such assets;

     FOUND, that on March 25, 2002, an auction was conducted in accordance with Illiopolis Bid Procedures Order and, to the extent consistent therewith, the First Bid Procedures Order and that (i) Acquiror was an active bidder at the auction, (ii) Acquiror submitted the highest and best bid at the auction, and
(iii) the auction and sale process was conducted in compliance with the Illiopolis Bid Procedures Order and, to the extent consistent therewith, the First Bid Procedures Order;

     FOUND that the Transfer is within the scope of section 1146(c) of the Bankruptcy Code; the Court having determined that the legal and factual bases set forth in the Sale & Procedures Motion and at the Sale Hearing establish just cause for the relief granted herein;

     IT IS HEREBY ORDERED THAT:

     1.   The Sale & Procedures Motion is GRANTED as set forth below.

     2. The Agreement is approved in all respects, and the Debtors are authorized to enter into and perform their obligations under the Agreement.


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law shall constitute a finding of fact even if it is stated as a finding of fact.

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     3.   Pursuant to sections 105, 363(b), 363(f), and 363(m) of the Bankruptcy
Code and Bankruptcy Rules 2002 and 6004, the Debtors shall be, and hereby are, authorized to sell, convey, assign, transfer and deliver to Acquiror, and this Court hereby approves and orders such sale, conveyance, assignment, transfer and delivery to Acquiror of, all assets, rights and properties to be sold, conveyed, assigned, transferred and delivered to Acquiror pursuant to the Agreement, on terms consistent with the Agreement, free and clear of all Property Interests, all to the fullest extent contemplated by the Agreement, effective upon the Closing.

     4. Except as expressly permitted or otherwise specifically provided for in the Agreement or this Order, (i) Acquiror shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Illiopolis Assets; and (ii) Acquiror shall have no liability or responsibility for any claims against the Debtors or any of their predecessors or affiliates, and Acquiror shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing, including but not limited to liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with or in any way relating to the operation of the Debtors' businesses prior to the Closing, and any environmental liabilities of any kind or nature, arising prior to the Closing.

     5. Under no circumstances shall Acquiror be deemed a successor of or to the Debtors for any Property Interests against or in the Debtors or the Illiopolis Assets of any kind or nature whatsoever. Except as expressly permitted or otherwise specifically provided in the Agreement or this Order, the sale, transfer, assignment, and delivery of the Illiopolis Assets shall not be subject to any Property Interests, and all Property Interests of any kind or nature.

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whatsoever shall remain with, and continue to be obligations of, the Debtors, to the same extent and with the same priority as each such Property Interests now attach to or affect the Illiopolis Assets (including, without limitation, the Property Interests of the Debtor's postpetition secured lenders, as set forth pursuant to prior order of the Court), subject to the Court's power to determine the validity, extent and priority of any such Property Interests, and subject to any claims and defenses the Debtors may possess with respect thereto. All persons holding Property Interests against or in the Debtors or the Illiopolis Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped and permanently enjoined from asserting any demands, claims or lawsuits against Acquiror arising out of or relating to the Property Interests; provided, however, that the Debtors are not barred, estopped or enjoined from asserting any demands, claims or lawsuits against Acquiror arising out of or relating to the Agreement.

     6. At Closing, the Illiopolis Assets shall be sold and transferred free and clear of all Property Interests and all such Property Interests shall instead attach to the proceeds of sale, and shall not attach the Illiopolis Assets transferred to Acquiror, to the same extent and with the same priority as each such Property Interests now attach to or affect the Illiopolis Assets (including, without limitation, the Property Interests of the Debtors' postpetition secured lenders, as set forth pursuant to prior order of the Court), subject to the Court's power to determine the validity, extent and priority of any such Property Interests, and subject to any claims and defenses the Debtors may possess with respect thereto. All persons or legal entities claiming an interest in, asserting a claim to or in, or a lien or encumbrance upon any of the Illiopolis Assets, including all of Debtors' lenders, are directed to execute and deliver such releases, partial releases, or other evidence of release or satisfaction of lien as are necessary to carry out this Order.

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     7.   Acquiror is a good faith purchaser paying fair value for the
Illiopolis Assets and as such is hereby granted and shall have the protections provided in section 363(n) of the Bankruptcy Code, with respect to all aspects of the Transfer, including without limitation the assumption and assignment of Assumed Contracts and, if any, Confidential Contracts under section 365 of the Bankruptcy Code.

     8. The amount of consideration to be paid by Acquiror for the Illiopolis Assets is a fair and reasonable price and cannot be voided under Section 363(n) of the Bankruptcy Code.

     9. Each and every federal, state, and local governmental agency of department shall be, and hereby is, directed to accept any and all documents, instruments, deeds, assignments or other transfer documents (the "Transfer
                                                                  --------
Instruments") necessary and appropriate to consummate the Agreement, including
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without limitation, documents and instruments for recording in any governmental agency or department required to transfer the Acquiror the names and any and all other licenses or permits under the Debtors' ownership necessary for the operations that are associated with the Illiopolis Assets.

     10.  The transfer of the Illiopolis Assets is a transfer pursuant to section 1146(c) of the Bankruptcy Code and, therefore, the making or delivery of any Transfer Instruments of the Illiopolis Assets shall not be taxed under any law imposing a stamp tax or similar tax, and all filings and recording officers are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, the Transfer Instruments without payment of any such taxes, and further, that this Court retains jurisdiction to enforce the foregoing direction.

     11. Pursuant to section 105(a) of the Bankruptcy Code, the Debtors are authorized to disclose to the Acquiror the terms and provisions of, and any extradocumentary information concerning, the Confidential Contracts, in accordance with Section 6.9 of the Agreement.

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Pursuant to sections 105(a), 363 and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing, the Debtors' assumption of the Assumed Contracts (including, to the extent they become Assumed Contracts pursuant to the Agreement, the Confidential Contracts) and assignment of them to the Acquiror shall be, and hereby are, approved, pursuant to sections 105, 363(b), 363(f), 363(m), an 365 of the Bankruptcy Code, as of the Closing. Specifically, pursuant to Sections 105, 363(b), 363(f), 363(m), and 365 of the Bankruptcy Code, and without the making of any payment to cure any prepetition default except as otherwise expressly provided in the Agreement and this Order, the assumption and assignment to Acquiror, on the closing, of each executory contact and unexpired leases identified in the Agreement shall be, and hereby is, approved. Unless Acquiror, in a writing executed by a duly authorized representative of Acquiror, agrees or has agreed otherwise (under the Agreement), the assumption and assignment of executory contracts and unexpired leases to Acquiror (and any other transfer of Assets to Acquiror pursuant to the Agreement) shall be free and clear of any and all Property Interests.

     12. Only as required under the Agreement, Acquiror shall (i) cure, or provide adequate assurance of cure, of defaults under any of the Assumed Contracts (including, to the extent they become Assumed Contracts pursuant to the Agreement, the Confidential Contracts), within the meaning of section 365(b)(1)(A) of the Bankruptcy Code; and (ii) provide compensation or adequate assurance of compensation for actual pecuniary losses resulting from defaults under any of the Assumed Contracts (including, to the extent they become Assumed Contracts pursuant to the Agreement, the Confidential Contracts), within the meaning of section 365(b)(1)(B) of the Bankruptcy Code.

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     13.  Each and every holder of any unassumed liability, nonassignable asset or excluded asset is permanently enjoined from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against Acquiror relative to such unassumed liability, nonassignable asset or excluded asset.

     14. The Debtors and the Acquiror are authorized and directed to take any and all necessary actions to consummate the transactions contemplated by the agreement and this Order. The approvals and authorizations specifically set forth in this Order are nonexclusive and are not intended to limit the authority of Debtors or its representatives and agents, to take any and all actions necessary or appropriate to implement, effectuate and consummate the Agreement or this Order. Without limiting the generality or effect of any other provision of this Order, each Debtor shall be, and hereby is, authorized to execute deliver, file or record such contracts, instruments, releases, mortgages, deeds, assignments, leases, applications, reports or other agreements or documents, including documents necessary to record the transfer, pursuant to the Agreement, of patented or trade-marked property with the appropriate patent and trade-mark recording offices or officials, and take such other actions as are necessary or appropriate to effectuate and further evidence the terms and conditions of the Agreement and this Order, all without further application to or order of this Court and whether or not such actions or documents are specifically referred to in the Agreement or this Order.

     15. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of the Acquiror, the Debtors, the Debtors' estates, and their successors and assigns, including any trustee that may be appointed in these cases or any superseding case under chapter 7 of the Bankruptcy Code. The provisions of this Order and any actions taken pursuant hereto shall survive the entry of any order which may be entered

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confirming any reorganization or liquidation plan for the Debtors, converting any or all of the Debtors' cases from Chapter 11 to Chapter 7 of the Bankruptcy Code, or dismissing any or all of the Debtors' cases.

     16. In accordance with the prior order of this Court authorizing the Debtors to retain and employ Taylor Strategic Divestitures ("Taylor"), Taylor shall be entitled, in respect of the Transfer of the Illiopolis Assets, to receive a flat fee in the amount of $1,000,000 which the Debtors are authorized to pay at Closing.

     17. For cause shown, the enforcement of the terms and provisions of this Order and the Closing of the approved Transfer herein shall be and are hereby exempt from the stay imposed by Rule 6004(g) of the Federal Rules of Bankruptcy Procedure.

     18. This Court shall retain exclusive jurisdiction to determine any claims, disputes or causes of action arising out of or relating to the Agreement or any of the transactions contemplated under the Agreement.


Dated: March 27, 2002                           /s/ ILLEGIBLE
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Wilmington, Delaware                            UNITED STATES BANKRUPTCY JUDGE